EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders of Optimal Robotics Corp. on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Montreal, Quebec, Canada
July 19, 2001